UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Specialty Laboratories, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of an email sent on behalf of David C. Weavil, the Chief Executive Officer of Specialty Laboratories, Inc., to all employees on September 30, 2005.

Supervisors—please print and make available to employees without e-mail access:

David C. Weavil asked that I forward the following message to you all.

To All Specialty Employees:

        This morning Specialty Laboratories is announcing that it is agreeing to merge with AmeriPath, Inc. AmeriPath is a leading national provider of physician-based anatomic pathology, dermatopathology and molecular diagnostic services to physicians, hospitals, national clinical laboratories and surgery centers. All of those involved, including the Board of Directors of both companies, are very excited about the announcement that Specialty and AmeriPath are joining forces to form a significantly larger clinical laboratory, with what we believe is a greater number of offerings of esoteric tests than any other laboratory in the USA. Just as Specialty has been a leader for 30 years in esoteric clinical pathology, AmeriPath leads the industry with its very large and expert practice of esoteric anatomic pathology, including centers of excellence in dermatopathology, GI and GU pathology.

        The combined company will have base revenues of approximately $650 million, and we expect it to grow rapidly by being able to provide essentially all the referral services that any hospital might require. Specialty Laboratories, including its highly respected name, will continue and thrive as one of the three divisions of the new company which will include Esoteric Testing, Anatomic Pathology, and Dermatopathology. The combination of Specialty and AmeriPath is a win-win merger, benefits everyone, and allows Specialty's esoteric testing expertise in clinical pathology to leverage AmeriPath's esoteric anatomic pathology expertise, and vice-versa.

        One of the best ways to describe the benefits of this merger is that:

"TOGETHER WE CAN HELP MORE DOCTORS HELP MORE PATIENTS."

What this transaction means for the Specialty Team:

  •
  The Valencia facility will not only remain open, it will be the single largest testing facility for the combined company, as well as the Esoteric Testing Division Headquarters. The new organization's service levels will be augmented by AmeriPath's testing facilities on the east coast. We fully expect the two companies to evolve into a bi-costal, homogeneous source of expertise in medical science and service. The scale, scope and excitement of the combination will increase as we begin selling our combined offerings. Testing volumes in Valencia are expected to increase dramatically.

  •
  While we obviously can't make any promises, we expect the majority of Specialty Team Members to be unaffected by the transaction. Indeed, AmeriPath expects to move significant testing volume to Valencia from some of its other facilities, and thus we will likely need a relatively large number of new recruits here in Valencia to handle the increased volume of testing.

  •
  All of the public shareholders in Specialty Laboratories will receive $13.25 cash compensation for each of their shares, including all employees that have Specialty Laboratories stock options (which will automatically vest) and any shares purchased by employees as part of the Employee Stock Purchase Plan. As part of the newly merged, private company, Specialty Laboratories' shares will no longer be traded on the New York Stock Exchange.

  •
  The Peter Family will continue as shareholders of the combined company. The new company's majority shareholder will be the highly respected healthcare investment firm Welsh, Carson, Andersen and Stowe.

  •
  Your healthcare and other benefits will remain the same until at least next year. It is anticipated that, at some point, Specialty's benefit plans will be combined with those of the rest of AmeriPath, however, you can expect your benefits to remain comparable to those benefits Specialty currently offers. Your vacation, holidays, etc. will be treated the same way as your benefits.

  •
  Our Valencia laboratories will be busier than ever, and the excess laboratory capacity built here will prove to have been a wise investment. Opportunities for career advancement are expected to increase with the growth of the combined companies.

  •
  While there will be much planning to be done in the coming months, we anticipate many management and administrative functions of the enlarged Specialty Laboratories to remain in Valencia because AmeriPath does not have operations in California. Valencia will be the core of the expanding West Coast operations of the combined company.

  •
  The transaction still requires regulatory and shareholder approval, but we expect it to close sometime in the beginning of next year.

        Members of the Executive Team, including me, will be visiting all departments in Valencia throughout the day to answer any questions you might have. We think this is a great day in the history of Specialty Laboratories, and all of you can be proud of what you have built. Now we have the opportunity to accelerate our ongoing search for excellence.

David & The Board of Directors

Important Notice

        The Company plans to file with the SEC and mail to its stockholders a proxy statement in connection with the transaction. Investors are urged to read the proxy statement and any other relevant documents when they become available because they will contain important information. Investors will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the company through the web site maintained by the SEC at www.sec.gov. In addition, investors will be able to obtain free copies of the proxy statement these documents free of charge from the Company, Attention: Investor Relations, 27027 Tourney Road, Valencia, CA 91355.

        The directors, executive officers and certain other members of management of the Company may be soliciting proxies in favor of the proposed transaction from the Company's shareholders. For information about these directors, executive officers and members of management, please refer to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which is available at the SEC'S website (www.sec.gov) and from the Company at the address provided in the preceding paragraph.